VIA ELECTRONIC MAIL

Re:	Agreement to Amend Conversion Price and Convert – Debentures;
Agreement to Amend Debenture Warrants;
Agreement to Convert Promissory Note;
Agreement to Amend Line of Credit Warrants;
Agreement to Convert Preferred Stock.

Dear:

Reference is made to that certain Subscription Agreement (the “Subscription Agreement”), entered into between July 22, 2015 and March 31, 2016 by and among Pressure BioSciences, Inc. (the “Company”) and the holders of the Company’s Senior Secured Convertible Debentures (the “Debenture Holders”); and those certain Senior Secured Convertible Debentures (each a “Debenture” and, together, the “Debentures”) and Common Stock Purchase Warrants issued in connection therewith (the “Debenture Warrants” and, together with the Subscription Agreement and Debentures, the “Debenture Documents”). The Company expects to undertake a 1 for 30 reverse stock split on Monday, June 5, 2017. Unless the context otherwise requires, all of the numbers reflected herein are represented on a pre-reverse stock split basis.

Reference is also made to that certain Securities Purchase Agreement (the “Fall 2016 Purchase Agreement”), entered into between August 29, 2016 and November 10, 2016 by and among the Company and the purchasers of common stock issued pursuant to the Fall 2016 Purchase Agreements and Common Stock Purchase Warrants issued in connection therewith (the “Fall 2016 Warrants” and, together with the Fall 2016 Purchase Agreement, the “Fall 2016 Documents”).

Reference is also made to the October 26, 2016 Promissory Note, as amended pursuant to the Amendment 1 on May 2, 2017 of the Promissory Note in the Principal Amount of $3,000,000 (the “Promissory Note”) issued by the Company to you and Common Stock Purchase Warrants issued in connection therewith (the “Line of Credit Warrants” and, together with the Promissory Note, the “Line of Credit Documents”).

Reference is also made to the shares of Series D, Series G, Series J, Series K, Series H1, and Series H2 Preferred Stock (collectively, the “Preferred Stock”) owned by you.

You are being sent this letter as you are currently the holder of: (i) a Debenture pursuant to which you are owed principal along with accrued interest (the “Debenture Obligation”); (ii) Debenture Warrants; (iii) the Fall 2016 Warrant; (iv) the Promissory Note pursuant to which you are owed principal along with accrued interest (the “Promissory Note Obligation”); (v) the Line of Credit Warrants; and (vi) the Preferred Stock.

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $12,500,000 and list its securities onto the NASDAQ Stock Market (the “Offering”). The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the “Underwriter”). The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A copy of the preliminary offering prospectus and registration statement related to the Offering can be found at www.sec.gov and may be obtained by writing to the Company at the address below, attention: CEO. The Company believes that attaining and maintaining the listing of our shares of common stock, par value $0.01 per share (the “Common Stock”), on the NASDAQ Stock Market is in the best interests of our Company and its stockholders. The Company is therefore contacting you to request that you convert your Debentures Preferred Stock, and Promissory Note into Common Stock, and amend your Debenture, Promissory Note, and Fall 2016 Warrants.

What We Need From You

By executing and delivering this letter, you hereby agree:

I.	That upon the closing of the Offering, you will receive an aggregate of 1,134,993 restricted shares of Common Stock in return for the 2016 Fall PIPE and Series D warrant exercise and preferred stock conversion.

II.	To automatically convert upon closing of the Offering (the “Automatic Conversion”): (A) the Debenture Obligation into units made up of: (x) restricted shares of Common Stock at a conversion price equal to the lower of $0.28 and the price per share of Common Stock paid by investors in the Offering (the “Debenture Conversion Price”); and (y) Debenture Warrants which will be amended via a one page amendment in the form attached hereto as Exhibit A (the “Amended Debenture Warrants”) which shall have an exercise price equal to the lower of $0.40 and the exercise price per share of the Warrants issued to the investors in the Offering and will not contain a “Subsequent Equity Sales” provision that lowers the exercise price of the Amended Debenture Warrants upon any future dilutive issuance of shares of Common Stock; (B) the entire $3,000,000 Promissory Note Obligation and guaranteed interest of 10% into restricted shares of Common Stock at a conversion price equal to 80% of the price per share of Common Stock paid by investors in the Offering (the “Promissory Note Conversion Price”) and you will be issued new warrants based on the warrant coverage offered to investors in the Offering with such warrants being substantially similar to the warrants being included in the Offering, except such new warrants will have a cashless exercise provision, and will have an exercise price equal to 80% of the exercise price per share of the warrants issued to the investors in the Offering, will be restricted securities, and will not trade on NASDAQ; and (C) the Preferred Stock into 14,806,700 restricted shares of Common Stock.

III.	That upon triggering the Automatic Conversion, your Fall 2016 Warrants will be amended via a one page amendment in the form attached hereto as Exhibit B (the “Amended Fall 2016 Warrants”). The Amended Fall 2016 Warrants shall have an exercise price equal to the lower of $0.40 and the exercise price per share of the Warrants issued to the investors in the Offering.

IV.	That upon triggering the Automatic Conversion, your Line of Credit Warrants will be amended via a one page amendment in the form attached hereto as Exhibit C (the “Amended Line of Credit Warrants”). The Amended Line of Credit Warrants shall have an exercise price equal to the lower of $0.40 (on a pre-reverse split basis) and the exercise price per share of the Warrants issued to the investors in the Offering.

V.	That upon the closing of the Offering, you will be issued new warrants (the “New Warrants”) to purchase 894,986 shares of Common Stock of the Company with a $0.28 exercise price (on a pre-reverse split basis). The terms of the New Warrants will be substantially similar to the warrants being included in the Offering, except such New Warrants will have a $0.28 exercise price, will be restricted securities, and will not trade on NASDAQ. For the sake of clarity, you understand that the New Warrants will not contain a “Subsequent Equity Sales” provision that lowers the exercise price of the New Warrants upon any future dilutive issuance of shares of Common Stock.

Upon the triggering of Automatic Conversion, the Company shall send you: (i) prompt written notice (the “Automatic Conversion Notice”) specifying the Conversion Price and date upon which such conversion was effective (the “Effective Date”) and the number of units of shares of Common Stock and warrants to be issued to you; (ii) proof of issuance of 14,806,700 restricted shares of Common Stock ; (iii) the Amended Debenture Warrants; (iv) the Amended Fall 2016 Warrants; (v) the Amended Line of Credit Warrants; and (vi) and the New Warrants. The Automatic Conversion Notice will also contain instructions on surrendering to the Company your original Debenture; provided, however, the Automatic Conversion shall be effective on the Effective Date whether or not you surrender the Debenture, which shall be null and void on the Effective Date.

By executing and delivering this letter, you hereby also agree to the following lock-up conditions:

a.	That for a period of 180 days beginning on the Effective Date (the “Lock-Up Period”), you will not, without the prior written consent of the Underwriter, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock you currently own (with the exception of 932,083 shares of unrestricted Common Stock you own as of the date of your signature on this Letter Agreement due to issuances by the Company of interest earned on the Debenture in the form of “payment in kind” shares of Common Stock. Such shares shall not be considered Lock-Up Securities) or will own including those hereafter acquired by you or with respect to which you hereafter acquire the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, you may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Letter Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of Lock-Up Securities to a charity or educational institution; (c) transfers of Lock-Up Securities pursuant to a bona fide third party tender offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions set forth herein; or (d) transfers of Lock-Up Securities in the case of a “forced conversion” by the Company. In the case of any transfer pursuant to the foregoing clauses (a) or (b), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock up agreement substantially in the form of the lock-up provisions of this Letter Agreement and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made. You also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of your Lock-Up Securities except in compliance with the lock-up provisions of this Letter Agreement. For purposes of clause (d) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

b.	If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the lock-up provisions of this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

c.	You agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of the lock-up provisions of this Letter Agreement during the initial Lock-Up Period and including the 34th day following the expiration of the initial Lock-Up Period, you will give notice thereof to the Company and will not consummate any such transaction or take any such action unless you have received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

d.	No portion of the lock-up provisions of this Letter Agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by you of any securities exercisable or exchangeable for or convertible into the Lock-Up Securities, as applicable; provided that you do not transfer the Lock-Up Securities acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of the lock-up provisions of this Letter Agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

e.	You understand that the lock-up provisions of this Letter Agreement are irrevocable and shall be binding upon your heirs, legal representatives, successors and assigns.

By your agreement and acknowledgment below, this Letter Agreement shall serve as written confirmation that:

1.	You agree to the terms of the Automatic Conversion, the Amended Debenture Warrants, and the Amended Fall 2016 Warrants.

2.	Upon the date of the Automatic Conversion, the Amended Debenture Warrants and the Amended Fall 2016 Warrants shall be deemed issued as described herein irrespective of your physical receipt of same.

3.	You acknowledge and agree that upon the Automatic Conversion the Debentures shall be cancelled.

4.	The Company agrees that until such time as (i) twelve (12) months after the closing of the Offering in the event that the Company raises at least $11,000,000 by virtue of the sale of Common Stock and Warrants or (ii) ten (10) months after the closing of the Offering in the event that the Company raises less than $11,000,000 by virtue of the sale of the Company’s Common Stock and Warrants; the Company shall not issue or sell Common Stock, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock (including pursuant to the terms of any outstanding securities issued prior to the date hereof (including, but not limited to, warrants, convertible notes, or other agreements) or any security entitling the holder thereof to acquire Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (a “Common Stock Equivalent”) at an effective price per share less than price per share of Common Stock sold in the Offering without the prior written consent of the Debenture Holders who hold at least 80% of the shares represented by the as-converted Debentures as of May 30, 2017, which such consent shall not be unreasonably withheld; provided however, that such issuances will not apply to Excepted Issuances. Excepted Issuance means (i) the Company’s issuance of Common Stock in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital, (ii) the Company’s issuances of Common Stock or the issuances or grants of Options to purchase Common Stock to employees, directors, and consultants, pursuant to the Company’s stock option plan at or above Fair Market Value, or (iii) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof.

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Conversion, the Amended Debenture Warrants, and the Amended Fall 2016 Warrants as described herein. Upon the Effective Date of such conversion, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Debenture Documents and the Fall 2016 Documents. Notwithstanding anything contained herein, in the event the Offering is not consummated on or before December 31, 2017, this Letter Agreement will terminate and shall be of no further force and effect.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. In addition, you hereby represent that you meet the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary in connection with the matters set forth in this Letter Agreement including, without limitation, information concerning the financial condition, results of operations, capitalization and business of the Company deemed relevant by you or your advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to your full satisfaction. This Letter Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law principles. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This letter evidences waiver by the undersigned with respect to any and all defaults or events of default by the Company with respect to any failure by the Company to comply with any covenants contained in the Debenture Documents and the Fall 2016 Documents.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK***

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

PRESSURE BIOSCIENCES, INC.

By:
Name:	Richard T. Schumacher
Title:	Chief Executive Officer

Date	____________, 2017

ACCEPTED AND AGREED:

[investor name]

Date: ____________, 2017

EXHIBIT A

Form of Amendment to Debenture Warrant

FIRST AMENDMENT TO

COMMON STOCK PURCHASE WARRANT WITH ISSUE DATE [MONTH] [DAY], 201_

This First Amendment (the “Amendment”) to Common Stock Purchase Warrant With Issue Date [MONTH] [DAY], 201_ (the “Warrant”), is made and entered into effective as of [ ] [ ], 2017 (the “Effective Date”), by and between Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, in connection with the Company’s conducting a registered offering of its securities via the filing of a Registration Statement on Form S-1, as amended (the “Offering”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Exercise Price. Section 2(b) of the Warrant is hereby amended and restated in its entirety as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[the lower of $0.40 (on a pre-reverse split basis) and the exercise price per share of the Warrants issued to the investors in the Offering to be inserted], subject to adjustment hereunder (the “Exercise Price”).”

2. Anti-Dilution. Any provision in the Warrant relating to the anti-dilution feature, including but not limited to Section 3(b) of the Warrant, is deleted in its entirety and replaced with the following: “[RESERVED]”.

3. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

4. Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

5. Approval of Amendment; No Execution Required. By Company’s previous execution and by Holder’s previous execution and delivery of a Letter Agreement regarding “Agreement to Amend Conversion Price and Convert – Debentures; Agreement to Amend Debenture Warrants; Receipt of Shares”, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

EXHIBIT B

Form of Amendment to Fall 2016 Warrant

FIRST AMENDMENT TO

COMMON STOCK PURCHASE WARRANT WITH ISSUE DATE [MONTH] [DAY], 2016

This First Amendment (the “Amendment”) to Common Stock Purchase Warrant With Issue Date [MONTH] [DAY], 2016 (the “Warrant”), is made and entered into effective as of [ ] [ ], 2017 (the “Effective Date”), by and between Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, in connection with the Company’s conducting a registered offering of its securities via the filing of a Registration Statement on Form S-1, as amended (the “Offering”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Exercise Price. Section 2(b) of the Warrant is hereby amended and restated in its entirety as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[the lower of $0.40 (on a pre-reverse split basis) and the exercise price per share of the Warrants issued to the investors in the Offering to be inserted], subject to adjustment hereunder (the “Exercise Price”).”

2. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3. Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

4. Approval of Amendment; No Execution Required. By Company’s previous execution and by Holder’s previous execution and delivery of a Letter Agreement regarding “Agreement to Amend Conversion Price and Convert – Debentures; Agreement to Amend Debenture Warrants; Receipt of Shares”, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

EXHIBIT C

Form of Amendment to Line of Credit Warrant

FIRST AMENDMENT TO

COMMON STOCK PURCHASE WARRANT WITH ISSUE DATE [MONTH] [DAY], 2017

This First Amendment (the “Amendment”) to Common Stock Purchase Warrant With Issue Date [MONTH] [DAY], 2017 (the “Warrant”), is made and entered into effective as of [ ] [ ], 2017 (the “Effective Date”), by and between Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, in connection with the Company’s conducting a registered offering of its securities via the filing of a Registration Statement on Form S-1, as amended (the “Offering”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Exercise Price. Section 2(b) of the Warrant is hereby amended and restated in its entirety as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[the lower of $0.40 (on a pre-reverse split basis) and the exercise price per share of the Warrants issued to the investors in the Offering to be inserted], subject to adjustment hereunder (the “Exercise Price”).”

2. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3. Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

4. Approval of Amendment; No Execution Required. By Company’s previous execution and by Holder’s previous execution and delivery of a Letter Agreement regarding “Agreement to Amend Conversion Price and Convert – Debentures; Agreement to Amend Debenture Warrants; Receipt of Shares”, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.